SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 7, 2020

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)
57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 7, 2020, Nemaura Medical Inc. (the “Company”) issued a press release announcing the submission of a PMA Application for sugarBEAT® to the U.S. Food and Drug Administration. The press release also announced that Dr. Faz Chowdhury, the Company’s CEO, will be participating in an investor webinar, hosted by RedChip Companies, on Tuesday, July 7, 2020 at 11:00 a.m. ET. A live Q&A session with Dr. Chowdhury will follow the presentation. During the presentation, Dr. Chowdhury will provide an update on the Company’s developments, including commercialization progress, U.S. product launch, and status of collaborative partnerships, as well as update on a continuous temperature monitor (CTM) for both the diabetes and non-diabetes markets. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by the registrant on July 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2020	Nemaura Medical Inc.

	By:	/s/ Dewan F. H. Chowdhury
	Name: Title:	Dewan F. H. Chowdhury Chief Executive Officer